Exhibit 99.1

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

Chicago, July 30, 2020 – LSC Communications, Inc. (OTC: LKSDQ) today reported financial results for the second quarter of 2020.

Financial Highlights:

•	Net sales of $532 million compared to $869 million in the second quarter of 2019

•	Organic net sales decrease of 29.1% from the second quarter of 2019

•	GAAP net loss of $63 million, or $1.86 per diluted share, compared to net loss of $25 million, or $0.72 per diluted share, in the second quarter of 2019

•	Non-GAAP net loss of $16 million, or $0.46 per diluted share, compared to non-GAAP net income of $3 million, or $0.09 per diluted share, in the second quarter of 2019

•	Non-GAAP adjusted EBITDA of $15 million, or 2.8% of net sales, compared to $53 million, or 6.1% of net sales, in the second quarter of 2019

•	Cash balance of $97 million as of June 30, 2020, providing sufficient liquidity to continue to fund ongoing operations

•	No drawings under our debtor-in-possession (“DIP”) credit facility

“As we faced the unprecedented impacts of the COVID-19 pandemic during the entire second quarter, our focus has been on ensuring the health and safety of our employees, while continuing to meet our customers’ needs.” said Thomas J. Quinlan III, LSC Communications’ Chairman, President and Chief Executive Officer. “Our financial results for the quarter show that our aggressive actions to restructure our manufacturing footprint, reduce cost, and drive sustainable productivity improvement are working even in the face of the significant COVID impacts on our sales. I am also pleased with the progress of our court-supervised restructuring process to strengthen LSC’s financial position for the future. Our liquidity position remains strong, with nearly $100 million of cash on hand and full availability under our DIP facility. I want to thank our employees for their continued focus and dedication during these challenging times.”

Net Sales

Second quarter net sales were $532 million, down $337 million, or 38.8%, from the second quarter of 2019. After adjusting for dispositions, changes in foreign exchange rates and pass-through paper sales, organic net sales decreased 29.1% from the second quarter of 2019. The decrease in organic net sales was seen across all segments and largely driven by the significant impact of COVID-19 in addition to the ongoing impact of digital substitution on magazine and catalog volume.

GAAP Net Income/Loss

The second quarter 2020 net loss was $63 million, or $1.86 per diluted share, compared to net loss of $25 million, or $0.72 per diluted share, in the second quarter of 2019.

Non-GAAP Adjusted EBITDA and Non-GAAP Net Loss

Non-GAAP adjusted EBITDA in the second quarter of 2020 was $15 million, or 2.8% of net sales, compared to $53 million, or 6.1% of net sales, in the second quarter of 2019. The decrease in non-GAAP adjusted EBITDA was driven by volume declines and the impact of lower by-products prices. The aggressive cost savings actions and ongoing company-wide productivity initiatives helped to offset a significant portion of the earnings impact from volume declines during the quarter.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

Non-GAAP net loss totaled $16 million, or $0.46 per diluted share, in the second quarter of 2020 compared to non-GAAP net income of $3 million, or $0.09 per diluted share in the second quarter of 2019. Reconciliations of net loss to non-GAAP adjusted EBITDA and non-GAAP net income are presented in the attached schedules.

Segment Results

The Company reports its results using the following segments (1) Magazines, Catalogs and Logistics, (2) Book, (3) Office Products, (4) Mexico, and (5) other, which includes Directory and Print Management.

Magazines, Catalogs and Logistics

Second quarter net sales in Magazines, Catalogs and Logistics were $214 million, a decrease of 43.8%, from the second quarter of 2019. After adjusting for dispositions and pass-through paper sales, organic net sales decreased 30.6% from the second quarter of 2019. This organic decline was primarily due to the impact of COVID-19, as catalogers and retailers delayed or significantly reduced their print programs, as well as ongoing volume declines driven by digital substitution for printed materials.

Magazines, Catalogs and Logistics GAAP loss from operations was $57 million, compared to loss from operations of $42 million in the second quarter of 2019. Segment non-GAAP adjusted EBITDA in the second quarter was a loss of $24 million, compared to a loss of $9 million in the second quarter of 2019. The decline in Non-GAAP EBITDA was primarily due to volume declines including the impact of COVID-19, partially offset by productivity gains achieved through plant consolidations and the Company’s proactive cost savings program.

Book

Second quarter net sales in Book were $198 million, a decrease of 31.7% from the second quarter of 2019. After adjusting for pass-through paper sales, organic net sales decreased 23.0% from the second quarter of 2019. The organic net sales decrease was driven mainly by the impact of COVID-19 on educational book volumes due to the uncertainty around school openings.    Demand for trade books remained strong, but volumes were negatively impacted by retail store closures and other distribution channel disruptions driven by the pandemic.

Book GAAP income from operations was $4 million, compared to income from operations of $18 million in the second quarter of 2019. Segment non-GAAP adjusted EBITDA in the quarter was $17 million and non-GAAP adjusted EBITDA margin was 8.6%, compared to $32 million in the second quarter of 2019 with a margin of 11.1%. The decrease in non-GAAP adjusted EBITDA was primarily due to the volume declines and lower by-products prices, partially offset by productivity and cost reduction initiatives.

Office Products

Second quarter net sales in Office Products were $81 million, a decrease of 42.2% compared to the second quarter of 2019. Sales declined on an organic basis from the second quarter of 2019 by 42.0%. The organic sales decline was primarily driven by the impacts of COVID-19, including closures of offices, schools, and retail stores. These declines were partially offset by increased sales to e-commerce retailers, which grew significantly during the quarter compared to last year.

Office Products income from operations was $0 million compared to $13 million in the second quarter of 2019. Non-GAAP adjusted EBITDA in the Office Products segment was $4 million for the quarter, a decrease of $13 million compared to last year’s second quarter due primarily to the volume declines partially offset by the impact of plant consolidations, productivity and cost reduction initiatives.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

Business Reorganization Update

The Company continues to manage its court supervised restructuring process. As previously announced, the Company, along with most of its U.S. subsidiaries, voluntarily filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code on April 13, 2020 in the U.S. Bankruptcy Court for the Southern District of New York.

LSC has sufficient liquidity to operate its business safely and efficiently and remains committed to serving its clients with the same high standards of quality and reliability they expect. LSC is paying vendors in full under customary terms for all goods and services received on or after the filing date.

Additional information and updates regarding LSC’s restructuring is available at www.lsccomrestructuring.com.

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (OTC: LKSD) is a global leader in print and digital media solutions. Our traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, our supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

For more information about LSC Communications, visit www.lsccom.com.

Investor Contact

Michael King, SVP Investor Relations & Finance

E-mail: investor.relations@lsccom.com

Tel: 773.272.9275

Media Contact

Meaghan Repko / Michael Freitag

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when viewed with the Company’s results under GAAP and the accompanying

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2020 RESULTS

reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin and non-GAAP net income/loss can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the actions and decisions of our creditors and other third parties with interests in the Chapter 11 Cases; our ability to address the going concern considerations described in the footnotes to our audited consolidated financial statements and maintain liquidity to fund our operations during the Chapter 11 cases; our ability to obtain Bankruptcy Court approvals in connection with the Chapter 11 cases; our ability to consummate any transactions once approved by the Bankruptcy Court and the time to consummation of such transactions; adjustments in the calculation of financial results for the quarter or year end, or the application of accounting principles; discovery of new information that alters expectations about financial results or impacts valuation methodologies underlying financial results; accounting changes required by United States generally accepted accounting principles; the competitive market for our products and industry fragmentation affecting our prices; the ability to improve operating efficiency to meet changing market conditions; the impact of the coronavirus pandemic on our business and operations, including demand for our products and services, and our ability to effectively manage the impacts of the coronavirus on our business operations; the effects of global market and economic conditions on our customers and suppliers; and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

(Debtor-In-Possession)

Condensed Consolidated Balance Sheets

As of June 30, 2020 and December 31, 2019

(in millions, except share and per share data)

(UNAUDITED)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$97	$105
Receivables
Amortized cost	426	484
Less: Allowance for credit losses	(15)	(12)

Receivables, net	411	472
Inventories	141	170
Income tax receivable	3	5
Prepaid expenses and other current assets	45	36

Total Current Assets	697	788

Property, plant and equipment-net	409	440
Goodwill	52	52
Other intangible assets-net	112	120
Right-of-use assets for operating leases	140	163
Deferred income taxes	7	9
Other noncurrent assets	68	77

Total Assets	$1,485	$1,649

Liabilities
Accounts payable	$88	$175
Accrued liabilities	170	211
Short-term debt and current portion of long-term debt	1	465
Short-term operating lease liabilities	32	42

Total Current Liabilities	291	893

Long-term debt	—	445
Pension liabilities	1	156
Restructuring and multi-employer pension liabilities	—	42
Long-term operating lease liabilities	113	129
Other noncurrent liabilities	47	56
Liabilities subject to compromise	1,222	—

Total Liabilities	1,674	1,721

Commitments and Contingencies
Equity
Common stock, $0.01 par value
Common stock, $0.01 par value
Authorized: 65,000,000	—	—
Additional paid-in capital	—	—
Accumulated deficit	837	835
Accumulated other comprehensive loss	(480)	(365)
Issued: 35,719,936 shares in 2020 (2019: 35,559,052)	(521)	(517)
Treasury stock, at cost: 2,133,874 shares in 2020 (2019: 2,084,055)	(25)	(25)

Total Equity	(189)	(72)

Total Liabilities and Equity	$1,485	$1,649

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

(Debtor-In-Possession)

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2020 and 2019

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019 (A)	2020	2019 (A)
Net sales	$532	$869	$1,233	$1,714

Cost of sales	468	750	1,084	1,485
Selling, general and administrative expenses (exclusive of depreciation and amortization)	61	80	136	165
Restructuring, impairment and other charges-net	32	24	58	37
Depreciation and amortization	28	31	55	62

(Loss) from operations	(57)	(16)	(100)	(35)

Interest expense-net	3	19	21	38
Settlement of retirement benefit obligations	—	1	—	133
Investment and other (income)-net	(11)	(8)	(21)	(16)
Reorganization items, net	14	—	14	—

(Loss) before income taxes	(63)	(28)	(114)	(190)

Income tax (benefit) expense	—	(3)	1	(40)

Net (loss)	$(63)	$(25)	$(115)	$(150)

Net (loss) per common share:
Basic net (loss) per share	$(1.86)	$(0.72)	$(3.42)	$(4.49)
Diluted net (loss) per share	$(1.86)	$(0.72)	$(3.42)	$(4.49)
Weighted-average number of common shares outstanding:
Basic	33.7	33.5	33.6	33.4
Diluted	33.7	33.5	33.6	33.4
Additional information:
Gross margin (1)	12.0%	13.7%	12.1%	13.4%
SG&A as a % of net sales (1)	11.5%	9.2%	11.0%	9.6%
Operating margin	nm	nm	nm	nm
Effective tax rate	0.9%	13.9%	(0.7%)	21.4%

(1)	Exclusive of depreciation and amortization

nm = not meaningful

(A):

As Adjusted - The statement of operations for the three and six months ended June 30, 2019 was restated due to a change in accounting principle adopted in Q1 2020 related to pension that required retrospective application.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended June 30, 2020 and 2019

(in millions)

(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019 (A)	September 30, 2019 (A)
GAAP net (loss) income	$(262)	$(63)	$(52)	$(170)	$23
Adjustments:
Restructuring, impairment and other charges - net (1)	169	32	26	101	10
Reorganization items, net (2)	14	14	—	—	—
Share-based compensation (3)	5	1	1	1	2
Gain on the sale of fixed assets (4)	(26)	—	—	(26)	—
Termination fee from Quad (5)	(45)	—	—	—	(45)
Settlement of retirement benefit obligations (6)	1	—	—	—	1
Expenses related to acquisitions, the Merger Agreement and dispositions (7)	11	—	—	1	10
Depreciation and amortization	113	28	27	29	29
Interest expense - net	59	3	18	18	20
Income tax expense (8)	47	—	1	46	—

Total Non-GAAP adjustments	348	78	73	170	27
Non-GAAP adjusted EBITDA	$86	$15	$21	$—	$50

Net sales	$2,845	$532	$701	$778	$834
Non-GAAP adjusted EBITDA margin %	3.0%	2.8%	3.0%	—%	6.0%

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2019 (A)	June 30, 2019 (A)	March 31, 2019 (A)	December 31, 2018 (A)	September 30, 2018 (A)
GAAP net (loss) income	$(172)	$(25)	$(125)	$(17)	$(5)
Adjustments:
Restructuring, impairment and other charges - net (1)	55	24	13	17	1
Share-based compensation expense (3)	8	1	3	2	2
Settlement of retirement benefit obligations (6)	133	1	132	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions (7)	20	5	7	6	2
Purchase accounting adjustments (9)	—	—	—	(1)	1
Depreciation and amortization	128	31	31	32	34
Interest expense - net	80	19	19	21	21
Income tax (benefit) expense (8)	(8)	(3)	(37)	(3)	35

Total Non-GAAP adjustments	416	78	168	74	96
Non-GAAP adjusted EBITDA	$244	$53	$43	$57	$91

Net sales	$3,668	$869	$845	$939	$1,015
Non-GAAP adjusted EBITDA margin %	6.7%	6.1%	5.1%	6.1%	9.0%

(1)

Restructuring, impairment and other charges-net: Restructuring charges for employee termination costs, lease terminations, other costs, multiemployer pension plan withdrawal obligations, impairment charges for goodwill, intangible assets and other long-lived assets. Refer to the Reconciliation of GAAP to Non-GAAP Measures schedules for more information.

(2)

Reorganization items, net: Costs associated with the reorganization, such as professional fees, fees related to the DIP Credit Agreement, and retention plans. Reorganization items, net also includes adjustments of claims settled in Bankruptcy Court.

(3)	Share-based compensation expense: Expenses related to employee share-based compensation plans
(4)

Gain on the sale of fixed assets: During the fourth quarter of 2019, the Company sold land and building associated with a plant closure. The $26 million gain was recorded in cost of sales in the consolidated statement of operations.

(5)

Termination fee from Quad: On July 22, 2019, Quad/Graphics, Inc. (“Quad”), and the Company entered into a letter agreement (the “Letter Agreement”), pursuant to which the parties agreed to terminate the merger agreement (the “Merger Agreement”). The Company received a $45 million termination fee pursuant to the Letter Agreement. The Company incurred transaction costs of approximately $26 million associated with the Merger Agreement, of which $19 million was incurred in 2019.

(6)

Settlement of retirement benefit obligations: During the three months ended March 31, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a non-cash settlement charge of $132 million in settlement of retirement benefit obligations in the statements of operations during the three months ended March 31, 2019. There were additional immaterial lump-sum settlements (unrelated to the transaction noted above) that resulted in a non-cash settlement charges of $2 million during the year ended December 31, 2019.

(7)

Expenses related to acquisitions, the Merger Agreement and dispositions: Legal, accounting and other expenses associated with completed and contemplated acquisitions and dispositions; and costs associated with the Merger Agreement.

(8)

Income tax (benefit) expense: The three months ended December 31, 2019 included income tax expense of $67 million related to a valuation allowance recorded on the Company’s deferred tax assets. The three months ended March 31, 2019 included a $34 million benefit associated with the Company’s settlement of retirement benefit obligations. The three months ended September 30, 2018 included a $25 million non-cash provision primarily for the write-off of a deferred tax asset associated with the Company’s disposition of its European printing business on September 28, 2018.

(9)	Purchase accounting adjustments: Purchase accounting inventory step-up adjustments and any gains associated with acquisitions.

(A)

As Adjusted - The calculations of Non-GAAP Adjusted EBITDA, margin, net (loss), and net (loss) per diluted shares included on pages 7-12 were restated for all periods prior to the three months ended March 31, 2020 due to the following changes in 2020: A change in accounting principle related to pension that required retrospective application and the inclusion of share-based compensation as a Non-GAAP adjustment.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended June 30, 2020 and 2019

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended June 30, 2020		For the Three Months Ended June 30, 2019
	Net income (loss)	Net income (loss) per diluted share	Net (loss) income (A)	Net (loss) income per diluted share (A)
GAAP basis measures	$(63)	$(1.86)	$(25)	$(0.72)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	32	0.95	20	0.58
Reorganization items, net (2)	14	0.43	—	—
Share-based compensation expense (3)	1	0.02	1	0.04
Settlement of retirement benefit obligations (4)	—	—	1	0.01
Expenses related to acquisitions, the Merger Agreement and dispositions (5)	—	—	6	0.18

Total Non-GAAP adjustments	47	1.40	28	0.81

Non-GAAP measures	$(16)	$(0.46)	$3	$0.09

(1)

Restructuring, impairment and other charges - net: Operating results for the three months ended June 30, 2020 and 2019 were affected by the pre-tax restructuring charges below of $32 million ($32 million after-tax) and $24 million ($20 million after-tax), respectively.

	For the Three Months Ended June 30,
	2020	2019
Other restructuring charges (a)	$22	$6
Employee termination costs (b)	8	—
Impairment charges - machinery and equipment (c)	1	—
Impairment charges - intangibles (d)	—	17
Other charges (e)	1	1

Total restructuring, impairment and other charges - net	$32	$24

(a)

For the three months ended June 30, 2020, other restructuring charges included facility costs and costs to move equipment, expenses associated with new revenue opportunities, and implemented cost savings initiatives. For the three months ended June 30, 2019, other restructuring charges were primarily due to charges related to facility costs, costs associated with new revenue opportunities and cost savings initiatives implemented during the quarter, and pension withdrawal obligations related to facility closures.

(b)

For the three months ended June 30, 2020, employee-related termination costs primarily related to two facility closures in the Magazines, Catalogs, and Logistics segment and one facility closure in the Office Products segment.

(c)

During the three months ended June 30, 2020, the Company recorded net impairment charges of $1 million related to machinery and equipment associated with facility closings in the Magazines, Catalogs and Logistics and book segments.

(d)

As a result of the faster pace of decline in demand, negative revenue trends and lower expectations of future revenue to be derived from certain customer relationships, management determined that a certain definite-lived customer relationship intangible asset recorded in the magazines and catalogs reporting unit was not recoverable. As a result, the Company recorded a $17 million impairment charge related to a certain definite-lived customer relationship intangible asset in the magazines and catalog reporting unit for the three months ended June 30, 2019, which fully impaired the asset.

(e)	Other charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(2)

Reorganization items, net: The three months ended June 30, 2020 included pre-tax charges of $14 million ($14 million after-tax) related to professional fees, fees related to the DIP Credit Agreement, and retention plans associated with the Company’s reorganization. Reorganization items, net also includes adjustments of claims settled in Bankruptcy Court.

(3)

Share-based compensation expense: The three months ended June 30, 2020 included pre-tax charges of $1 million ($1 million after-tax) related to the Company’s employee share-based compensation plans. The three months ended June 30, 2019 included pre-tax charges of $1 million ($1 million after-tax) also related to the Company’s employee share-based compensation plans, including the unfavorable impact associated with share-based compensation awards that lapsed during the period.

(4)

Settlement of retirement benefit obligations: During the three months ended June 30, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a pre-tax non-cash settlement charge of $1 million ($1 million after-tax) in settlement of retirement benefit obligations in the condensed consolidated statements of operations.

(5)

Expenses related to acquisitions, the Merger Agreement and dispositions: The three months ended June 30, 2019 included pre-tax charges of $5 million ($6 million after-tax) primarily related to the Merger Agreement.

Note: The income tax impact is calculated using the tax rate in effect for the Non-GAAP adjustments. There was no tax expense allocated to Non-GAAP adjustments related to U.S. balances (majority of restructuring, impairment and other charges and all of share-based compensation) for the three months ended June 30, 2020 due to the Company’s valuation allowance in the U.S.

(A)	As Adjusted - Refer to Note (A) on p7

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Six Months Ended June 30, 2020 and 2019

(in millions, except per share data)

(UNAUDITED)

	For the Six Months Ended June 30, 2020		For the Six Months Ended June 30, 2019
	Net (loss) income	Net (loss) income per diluted share	Net (loss) income (A)	Net (loss) income per diluted share (A)
GAAP basis measures	$(115)	$(3.42)	$(150)	$(4.49)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	57	1.71	33	0.99
Reorganization items, net (2)	14	0.43	—	—
Share-based compensation expense (3)	2	0.05	4	0.12
Settlement of retirement benefit obligations (4)	—	—	99	2.98
Expenses related to acquisitions, the Merger Agreement and dispositions (5)	—	—	12	0.36
Valuation Allowance (6)	1	0.02	—	—

Total Non-GAAP adjustments	74	2.21	148	4.45

Non-GAAP measures	$(41)	$(1.21)	$(2)	$(0.04)

(1)

Restructuring, impairment and other charges - net: Operating results for the six months ended June 30, 2020 and 2019 were affected by the pre-tax restructuring charges below of $58 million ($57 million after-tax) and $37 million ($33 million after-tax), respectively.

	For the Six Months Ended June 30,
	2020	2019
Other restructuring charges (a)	$44	$12
Employee termination costs (b)	11	5
Other charges (c)	1	1
Impairment charges - intangibles (d)	—	17
Impairment charges - machinery and equipment (e)	2	2

Total restructuring, impairment and other charges - net	$58	$37

(a)

For the six months ended June 30, 2020, other restructuring costs primarily included facility costs, costs associated with new revenue opportunities and cost savings initiatives implemented in 2019, lease costs, and pension withdrawal obligations related to facility closures. The six months ended June 30, 2019 included charges related to facility costs, costs associated with new revenue opportunities and cost savings initiatives implemented in 2019, and pension withdrawal obligations related to facility closures.

(b)

For the six months ended June 30, 2020, employee-related termination costs primarily related to two facility closures in the Magazines, Catalogs, and Logistics segment and one facility closure in the Office Products segment. For the six months ended June 30, 2019, employee-related termination costs primarily related to one facility closure in the Magazines, Catalogs and Logistics segment.

(c)	Other charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(d)

As a result of the faster pace of decline in demand, negative revenue trends and lower expectations of future revenue to be derived from certain customer relationships, management determined that a certain definite-lived customer relationship intangible asset recorded in the magazines and catalogs reporting unit was not recoverable. Therefore, the charges during the six months ended June 30, 2019 are primarily due to a $17 million impairment charge which fully impaired the asset.

(e)

During the six months ended June 30, 2020, the Company recorded net impairment charges of $2 million related to machinery and equipment associated with facility closings in the Magazines, Catalogs and Logistics and book segments. During the six months ended June 30, 2019, the Company recorded net impairment charges of $2 million related to machinery and equipment associated with facility closings in the Magazines, Catalogs and Logistics and Book segments.

(2)

Reorganization items, net: The six months ended June 30, 2020 included pre-tax charges of $14 million ($14 million after-tax) related to professional fees, fees related to the DIP Credit Agreement, and retention plans associated with the Company’s reorganization. Reorganization items, net also includes adjustments of claims settled in Bankruptcy Court.

(3)

Share-based compensation expense: The six months ended June 30, 2020 included pre-tax charges of $2 million ($2 million after-tax) related to the Company’s employee share-based compensation plans. The six months ended June 30, 2019 included pre-tax charges of $4 million ($4 million after-tax) also related to the Company’s employee share-based compensation plans, including the unfavorable impact associated with share-based compensation awards that lapsed during the period.

(4)

Settlement of retirement benefit obligations: During the six months ended June 30, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a pre-tax non-cash settlement charge of $133 million ($99 million after-tax) in settlement of retirement benefit obligations in the condensed consolidated statements of operations.

(5)

Expenses related to acquisitions, the Merger Agreement and dispositions: The six months ended June 30, 2019 included pre-tax charges of $12 million ($12 million after-tax) primarily related to the Merger Agreement.

(6)	Valuation Allowance: The six months ended June 30, 2020 included a valuation allowance recorded on the Company’s deferred tax assets.

Note: The income tax impact is calculated using the tax rate in effect for the Non-GAAP adjustments. There was no tax expense allocated to Non-GAAP adjustments related to U.S. balances (majority of restructuring, impairment and other charges and all of share-based compensation) for the six months ended June 30, 2020 due to the Company’s valuation allowance in the U.S.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

Total Company GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Periods Ended June 30, 2020 and 2019

(in millions)

(UNAUDITED)

Total LSC Communications

	Q2 2020 TTM	Q2 2020	Q1 2020	Q4 2019 (A)	Q3 2019 (A)	Q2 2019 (A)	Q1 2019 (A)
Net sales	$2,845	$532	$701	$778	$834	$869	$845
GAAP net (loss) income	(262)	(63)	(52)	(170)	23	(25)	(125)
Restructuring, impairment and other charges - net	169	32	26	101	10	24	13
Reorganization items, net	14	14	—	—	—	—	—
Share-based compensation expense	5	1	1	1	2	1	3
Gain related to the sale of fixed assets	(26)	—	—	(26)	—	—	—
Termination fee from Quad	(45)	—	—	—	(45)	—	—
Settlement of retirement benefit obligations	1	—	—	—	1	1	132
Expenses related to acquisitions, the Merger Agreement and dispositions	11	—	—	1	10	5	7
Depreciation and amortization	113	28	27	29	29	31	31
Interest expense - net	59	3	18	18	20	19	19
Income tax expense (benefit)	47	—	1	46	—	(3)	(37)

Non-GAAP Adjusted EBITDA	$86	$15	$21	$—	$50	$53	$43

Non-GAAP Adjusted EBITDA margin	3.0%	2.8%	3.0%	—%	6.0%	6.1%	5.1%
Net cash provided by (used in) operating activities	(36)	10	(39)	(93)	86	27	(24)
Capital expenditures	(50)	(17)	(11)	(11)	(11)	(21)	(28)

Free cash flow	$(86)	$(7)	$(50)	$(104)	$75	$6	$(52)

(A)	As Adjusted - Refer to Note (A) on p7

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Periods Ended June 30, 2020 and 2019

(in millions)

(UNAUDITED)

Magazines, Catalogs and Logistics

	Q2 2020 TTM	Q2 2020	Q1 2020	Q4 2019 (A)	Q3 2019 (A)	Q2 2019 (A)	Q1 2019 (A)
Net sales	$1,317	$214	$327	$384	$392	$380	$403
(Loss) from operations	(133)	(57)	(35)	(35)	(6)	(42)	(31)
Depreciation and amortization	50	13	11	13	13	13	15
Gain on the sale of fixed assets	(26)	—	—	(26)	—	—	—
Restructuring, impairment and other charges - net	67	20	11	32	4	20	11

Non-GAAP Adjusted EBITDA	$(42)	$(24)	$(13)	$(16)	$11	$(9)	$(5)

Non-GAAP Adjusted EBITDA margin	(3.2%)	(11.2%)	(4.0%)	(4.2%)	2.8%	(2.4%)	(1.2%)
Capital expenditures	$23	$3	$7	$7	$6	$12	$10

Book

	Q2 2020 TTM	Q2 2020	Q1 2020	Q4 2019 (A)	Q3 2019 (A)	Q2 2019 (A)	Q1 2019 (A)
Net sales	$864	$198	$204	$206	$256	$289	$260
(Loss) income from operations	(72)	4	(9)	(72)	5	18	13
Depreciation and amortization	47	11	12	12	12	13	12
Restructuring, impairment and other charges - net	69	2	3	62	2	1	1

Non-GAAP Adjusted EBITDA	$44	$17	$6	$2	$19	$32	$26

Non-GAAP Adjusted EBITDA margin	5.1%	8.6%	2.9%	1.0%	7.4%	11.1%	10.0%
Capital expenditures	$12	$2	$4	$2	$4	$7	$17

Office Products

	Q2 2020 TTM	Q2 2020	Q1 2020	Q4 2019 (A)	Q3 2019 (A)	Q2 2019 (A)	Q1 2019 (A)
Net sales	$452	$81	$112	$131	$128	$139	$119
Income from operations	28	—	7	13	8	13	8
Depreciation and amortization	12	3	3	3	3	3	3
Restructuring, impairment and other charges - net	6	1	2	1	2	1	—

Non-GAAP Adjusted EBITDA	$46	$4	$12	$17	$13	$17	$11

Non-GAAP Adjusted EBITDA margin	10.2%	4.9%	10.7%	13.0%	10.2%	12.2%	9.2%
Capital expenditures	$1	$—	$—	$1	$—	$1	$—

(A)	As Adjusted - Refer to Note (A) on p7

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Periods Ended June 30, 2020 and 2019

(in millions)

(UNAUDITED)

Mexico

	Q2 2020 TTM	Q2 2020	Q1 2020	Q4 2019 (A)	Q3 2019 (A)	Q2 2019 (A)	Q1 2019 (A)
Net sales	$81	$16	$23	$18	$24	$25	$24
Income from operations	13	3	3	3	4	4	3
Depreciation and amortization	3	—	1	1	1	1	1

Non-GAAP Adjusted EBITDA	$16	$3	$4	$4	$5	$5	$4

Non-GAAP Adjusted EBITDA margin	19.8%	18.8%	17.4%	22.2%	20.8%	20.0%	16.7%
Capital expenditures	$—	$—	$—	$—	$—	$—	$1

Other

	Q2 2020 TTM	Q2 2020	Q1 2020	Q4 2019 (A)	Q3 2019 (A)	Q2 2019 (A)	Q1 2019 (A)
Net sales	$132	$23	$35	$40	$34	$36	$39
Income from operations	7	2	3	1	1	4	1
Depreciation and amortization	1	—	—	1	—	—	—

Non-GAAP Adjusted EBITDA	$8	$2	$3	$2	$1	$4	$1

Non-GAAP Adjusted EBITDA margin	6.1%	8.7%	8.6%	5.0%	2.9%	11.1%	2.6%
Capital expenditures	$—	$—	$—	$—	$—	$—	$—

Corporate

	Q2 2020 TTM	Q2 2020	Q1 2020	Q4 2019 (A)	Q3 2019 (A)	Q2 2019 (A)	Q1 2019 (A)
Net sales	$(1)	$—	$—	$(1)	$—	$—	$—
Operating expenses	(65)	(9)	(12)	(23)	(21)	(13)	(13)
Investment and other (income)-net	(36)	(11)	(10)	(7)	(8)	(8)	(8)
Share-based compensation expense	5	1	1	1	2	1	3
Depreciation and amortization	—	1	—	(1)	—	1	—
Restructuring, impairment and other charges - net	27	9	10	6	2	2	1
Expenses related to acquisitions, the Merger Agreement and dispositions	11	—	—	1	10	5	7

Non-GAAP Adjusted EBITDA	$14	$13	$9	$(9)	$1	$4	$6

Capital expenditures	$3	$1	$—	$1	$1	$1	$—

(A)	As Adjusted - Refer to Note (A) on p7

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

(Debtor-In-Possession)

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2020 and 2019

(in millions)

(UNAUDITED)

	2020	2019
Net (loss)	$(115)	$(150)
Adjustment to reconcile net (loss) to net cash used in operating activities:
Impairment charges	2	19
Depreciation and amortization	55	62
Provision for doubtful accounts receivable	3	4
Share-based compensation	2	4
Deferred income taxes	(1)	(39)
Settlement of retirement benefit obligations	—	133
Non-cash reorganization items, net	7	—
Other	1	1
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	53	32
Inventories	28	(15)
Prepaid expenses and other current assets	(14)	1
Accounts payable	43	(13)
Income taxes receivable	1	(3)
Accrued liabilities and other	(15)	(33)
Changes in liabilities subject to compromise	(40)	—

Net cash provided by operating activities	$10	$3

Capital expenditures	(17)	(49)
Acquisitions of businesses, net of cash acquired	—	(3)
Net proceeds from sales and purchases of investments and other assets	2	—

Net cash (used in) investing activities	$(15)	$(52)

Payments of current maturities and long-term debt	—	(22)
Net proceeds from credit facility borrowings	3	84
Debt issuance costs	(1)	—
Dividends paid	—	(17)
Other financing activities	—	(1)

Net cash provided by financing activities	$2	$44

Effect of exchange rate on cash and cash equivalents	(2)	1

Net (decrease) in cash, cash equivalents and restricted cash	$(5)	$(4)

Cash, cash equivalents and restricted cash at beginning of year	106	24

Cash, cash equivalents and restricted cash at end of period	$101	$20

	As of
Reconciliation to the Consolidated Balance Sheets	June 30, 2020	December 31, 2019
Cash and cash equivalents	$97	$105
Restricted cash included in prepaid expenses and other current assets	4	1

Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$101	$106

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended June 30, 2020 and 2019

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Mexico	Other	Total LSC
Q2 2019 Net Sales as Reported	$380	$289	$139	$25	$36	$870
Adjustments (1)	—	—	—		—	—

Q2 2019 Net Sales Pro Forma	$380	$289	$139	$25	$36	$870

Q2 2020 Net Sales as Reported	$214	$198	$81	$16	$23	$532
Adjustments(1)	—	—	—		—	—

Q2 2020 Net Sales Pro Forma	$214	$198	$81	$16	$23	$532

As Reported % Change	(43.8%)	(31.7%)	(42.2%)	(33.0%)	(35.2%)	(38.8%)
Pro Forma % Change	(43.8%)	(31.7%)	(42.2%)	(33.0%)	(35.2%)	(38.8%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	(0.2%)	(14.4%)	—%	(0.4%)
Impact of pass-through paper sales	(11.6%)	(8.7%)	—%	(0.9%)	(14.0%)	(8.6%)
Impact of dispositions (2)	(1.6%)	—%	—%	—%	—%	(0.7%)

Q2 2020 Organic % Change (3)	(30.6%)	(23.0%)	(42.0%)	(17.7%)	(21.2%)	(29.1%)

The reported results of the Company include the results of acquired businesses (if any during the periods presented) from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended June 30, 2020 and 2019 to pro forma net sales as if the acquisitions took place as of January 1, 2019 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

There	were no acquisitions during the three months ended June 30, 2020 and 2019.

(2)	Adjusted for the following dispositions: Commingle operations on August 20, 2019.

(3)	Adjusted for the impact of dispositions, changes in FX rates, and pass-through paper sales.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Six Months Ended June 30, 2020 and 2019

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Mexico	Other	Total LSC
Q2 2019 YTD Net Sales as Reported	$783	$549	$258	$49	$75	$1,714
Adjustments(1)	—	—	—	—	—	—

Q2 2019 YTD Net Sales Pro Forma	$783	$549	$258	$49	$75	$1,714

Q2 2020 YTD Net Sales as Reported	$541	$402	$193	$39	$58	$1,233
Adjustments(1)	—	—	—	—	—	—

Q2 2020 YTD Net Sales Pro Forma	$541	$402	$193	$39	$58	$1,233

As Reported % Change	(30.9%)	(26.9%)	(25.3%)	(18.6%)	(22.5%)	(28.1%)
Pro Forma % Change	(30.9%)	(26.9%)	(25.3%)	(18.6%)	(22.5%)	(28.1%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	(0.2%)	(9.2%)	—%	(0.3%)
Impact of pass-through paper sales	(9.2%)	(6.2%)	—%	(0.9%)	(12.0%)	(6.7%)
Impact of dispositions (2)	(1.6%)	—%	—%	—%	—%	(0.7%)

Q2 2020 YTD Organic % Change (3)	(20.1%)	(20.7%)	(25.1%)	(8.5%)	(10.5%)	(20.4%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the six months ended June 30, 2020 and 2019 to pro forma net sales as if the acquisition took place as of January 1, 2019 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

There were no acquisitions during the six months ended June 30, 2020 and 2019

(2)	Adjusted for the following dispositions: Commingle operations on August 20, 2019.

(3)	Adjusted for the impact of acquisitions and dispositions, changes in FX rates, and pass-through paper sales.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2020 RESULTS

LSC Communications, Inc.

Pension and Liquidity Summary

As of June 30, 2020 & December 31, 2019

(in millions)

(UNAUDITED)

Cash & Liquidity	June 30, 2020	December 31, 2019
Borrowing availability under the DIP Facility	$55	$—
Cash	$97	$105
Total Liquidity	$152	$105

Unfunded Status of Pension Benefit Plans

Based on the fair value of assets and the discount rate used to value benefit obligations as of June 30, 2020, the unfunded status of the pension benefit plans is $120 million compared to $162 million at December 31, 2019.

	Qualified	Non-Qualified & International	Total
Pension liabilities	$2,260	$100	$2,360
Pension assets	2,236	4	2,240

Unfunded status at December 31, 2019	$(24)	$(96)	$(120)

Voluntary Reorganization under Chapter 11 and Debtor-in-Possession Financing (“DIP”)

Voluntary Reorganization: On April 13, 2020, the Company and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 in the United States Bankruptcy Court for the Southern District of New York (collectively, the “Chapter 11 Cases”). The commencement of the Chapter 11 Cases constituted an event of default with respect to the Senior Notes, the Term Loan Facility and the Revolving Credit Facility (the “Debt Instruments”). The Debt Instruments provide that as a result of the commencement of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable.

DIP Financing: The Company obtained DIP financing of up to $100 million which, together with our normal operating cash flows, will provide liquidity for the Company to operate as usual and fulfill ongoing commitments to stakeholders during the pendency of the Chapter 11 Cases. The DIP Facility was approved by the Bankruptcy Court on a final basis on June 2, 2020. The Company did not have borrowings related to the DIP Facility as of June 30, 2020. Available capacity is reduced by outstanding Letters of Credit.